EX - 99.1
Owlet Announces Strong Second Quarter 2024 Results, Achieves Record-Breaking Amazon Prime Day
LEHI, Utah--(BUSINESS WIRE)-- Owlet, Inc. (“Owlet” or the “Company”) (NYSE:OWLT), the pioneer of smart infant monitoring, today reports financial results for the second quarter ended June 30, 2024. Owlet’s Chief Executive Officer and Co-Founder, Kurt Workman, President and Chief Revenue Officer, Jonathan Harris, and Chief Financial Officer, Amanda Twede Crawford, will host a conference call to review the Company’s results and provide a business update today, August 12, 2024, at 4:30 p.m. ET.

Q2 2024 Financial Highlights:
•Obtained CE Medical certification for UK and Europe, launching Dream Sock across major European markets.
•Q2 Revenue was approximately $20.7 million, up approximately 58% year over year.
•Q2 Gross Margin was approximately 50%, up approximately 1,000 basis points year over year.
•Q2 Net Loss was approximately ($1.1) million, improving approximately 85% compared to Net Loss of approximately ($8.5) million year over year.
•Q2 adjusted EBITDA was approximately $0.1 million compared to adjusted EBITDA loss of ($4.3) million in the same prior year period.

“Owlet’s results in the first half of 2024 give us added confidence that this year is a turning point for our company. We have delivered strong, double-digit revenue and sell-through growth as we advance our vision to make Owlet the most trusted infant health monitoring ecosystem. Along with our excellent commercial progress, we have continued to streamline our business to achieve improved gross margins and significantly lower operating expenses, which in turn drove improved Adjusted EBITDA and a clear path to Adjusted EBITDA breakeven exiting 2024,” said Kurt Workman, Owlet’s Chief Executive Officer and Co-Founder.

Workman continued, “While pleased with our advancements across our business, we are not resting and plan to continually lay the regulatory groundwork for additional commercial expansion in both our home US market and abroad. A prime example of this comes on the heels of our groundbreaking FDA clearances in 2023, and during the quarter, we announced medical certification and product introductions in both the UK and EU markets. In short order, we have dramatically expanded our market access at a time when we have resumed our top line growth trajectory. Further, we kicked off Q3 with record-breaking results for Prime Day on both Amazon and OwletCare.com. We see Owlet as being well-positioned for long-term success, and I'm excited to lead our dynamic company into the next phase of its growth."

Financial Results for the Second Quarter Ended June 30, 2024

Revenues for the second quarter of 2024 were approximately $20.7 million compared to revenue in the second quarter of 2023 of approximately $13.1 million. The increase was primarily due to higher sales of Dream Sock products, reflecting an increase in consumer demand across all sales channels as compared to the same period in the prior year.
Cost of revenues for the second quarter of 2024 was approximately $10.4 million with a gross margin of approximately 50%. Gross margin increased year over year primarily due to higher revenue and lower direct product and fulfillment costs.
Operating expenses, including stock-based compensation, were approximately $12.5 million for the second quarter of 2024, compared to approximately $11.9 million for the same period in 2023.
Operating loss was approximately $2.2 million for the second quarter of 2024, compared to approximately $6.7 million for the second quarter of 2023. The year-over-year decrease was driven primarily by increased revenue and margin expansion.
Net loss was approximately ($1.1) million for the second quarter of 2024, compared to net loss of approximately ($8.5) million for the second quarter of 2023. Improved net loss in the second quarter of 2024 was primarily driven by Owlet demonstrating stronger operating results year over year.
In the second quarter of 2024 there was a decrease in the fair value of common stock warrants outstanding, resulting in a gain of approximately $1.0 million as compared to a loss of approximately ($1.6) million in the second quarter of 2023.
Adjusted EBITDA was approximately $0.1 million for the second quarter of 2024, compared to a loss of approximately ($4.3) million for the second quarter of 2023.
Net loss per share was ($0.30) for the second quarter of 2024, compared to net loss per share of ($1.19) for the second quarter of 2023. Adjusted net income per share was $0.00 for the second quarter of 2024, compared to adjusted net loss per share of ($0.56) for the same period in 2023.
Financial Outlook
For the second half of 2024, we are estimating net revenue to be in the range of $37 million to $42 million, gross margins of 46% to 50%, and Adjusted EBITDA loss of ($3) million to break-even.
For FY 2024, we are estimating net revenue to be in the range of $72.5 million to $77.5 million, gross margins of 47% to 49%, and Adjusted EBITDA loss of ($6) million to ($3) million.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s expected financial performance,including the Company’s financial outlook, outlook based upon regulatory authorizations or product enhancements, growth prospects, and future operational efficiencies or results and expected market opportunity and acceptance. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, (i) the regulatory pathway for Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the FDA and similar regulators outside of the United States, as well as Owlet’s ability to obtain and maintain regulatory approval or certification for our products and other regulatory requirements and legal proceedings; (ii) Owlet’s competition and the Company’s ability to profitably grow and manage growth; (iii) the Company’s ability to enhance future operating and financial results or obtain additional financing to continue as a going concern; (iv) Owlet’s ability to obtain additional financing in the future, as well risks associated with the Company’s current loan and debt agreements, including compliance with debt covenants, restrictions on the Company’s access to capital, the impact of the Company’s overall debt levels and the Company’s ability to generate sufficient future cash flows to meet Owlet’s debt service obligations and operate Owlet’s business; (v) the ability of Owlet to implement strategic initiatives, reduce costs, grow revenues, develop and launch new products, innovate and enhance existing products, meet customer demands and adapt to changes in consumer preferences and retail trends; (vi) Owlet’s ability to acquire, defend and protect its intellectual property and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection, breaches and loss, as well as other risks associated with Owlet’s digital platforms and technologies; (vii) Owlet’s ability to maintain relationships with customers, manufacturers and suppliers and retain Owlet’s management and key employees; (viii) Owlet’s ability to upgrade and maintain its information technology systems; (ix) changes in applicable laws or regulations; (x) the impact of and disruption to Owlet’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, social unrest, hostilities, natural disasters or other catastrophic events; (xi) the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; and (xii) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.
Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share.
The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share provide a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to the Company’s core operating performance and highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.
The Company’s non-GAAP financial measures should not be considered as an alternative to net loss or net loss per share as a measure of financial performance or any other performance measure derived in accordance with GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.
EBITDA is defined as net loss adjusted for income tax provision and interest expense, net and depreciation and amortization.

Adjusted EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest expense from contingent beneficial conversion feature, interest income, depreciation and amortization, restructuring costs, warrant liability adjustments, gain on loan forgiveness, stock-based compensation, and transaction costs.
Adjusted net loss is defined as net loss adjusted for restructuring costs, common stock warrant liability adjustments, stock-based compensation, and transaction costs. Adjusted net loss per share is defined as adjusted net loss divided by the weighted-average shares of common stock outstanding.
EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.
A reconciliation of the Company's guidance with respect to non-GAAP financial measures to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, the amounts of which could be material.
Conference Call and Webcast Information
Owlet will host a conference call and audio webcast today, August 12, 2024, at 4:30 p.m. ET to discuss these results.
To access the conference call by telephone, please dial (833) 470-1428 (domestic) or +1 (404) 975-4839 (international) and reference Access Code 458341. To listen to the conference call via live audio webcast and access the accompanying presentation materials, please visit the Events section of Owlet’s Investor Relations website at investors.owletcare.com.
The archived webcast will also be available on Owlet’s Investor Relations website mentioned above.

About Owlet, Inc.

Owlet’s digital health infant monitoring platform is transforming the journey of parenting. Owlet, a small-cap healthcare growth equity, offers FDA-authorized medical and consumer pediatric wearables and an integrated HD visual and audio camera that provide real-time data and insights to parents who safeguard health, optimize wellness, and ensure peaceful sleep, for their children.
Since 2012, over 2 million parents worldwide have used Owlet’s platform contributing to one of the largest collections of consumer infant health and sleep data. The Company continues to develop software and digital data solutions to bridge the current healthcare gap between hospital and home and bring new insights to parents and caregivers globally. Owlet believes that every child deserves to live a long, happy, and healthy life. To learn more, visit www.owletcare.com.

Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	June 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$15.4	$16.6
Accounts receivable, net	16.9	14.0
Inventory	8.1	6.5
Prepaid expenses and other current assets	2.2	2.9
Total current assets	42.5	39.9
Property and equipment, net	0.2	0.4
Right of use assets, net	0.2	0.9
Intangible assets, net	2.2	2.2
Other assets	0.7	0.7
Total assets	$45.9	$44.1
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17.5	$13.7
Accrued and other expenses	11.6	15.1
Current portion of deferred revenues	1.2	1.2
Line of credit	9.7	9.3
Current portion of long-term debt	2.1	5.9
Total current liabilities	42.2	45.1
Common stock warrant liability	24.4	27.8
Other long-term liabilities	0.2	0.9
Total liabilities	66.7	73.8
Total mezzanine equity	12.6	7.9
Total stockholders’ equity	(33.4)	(37.5)
Total liabilities and stockholders’ equity	$45.9	$44.1

1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	For the Six Months Ended June 30,
	2024	2023
Net cash used in operating activities	(6.7)	(16.8)
Net cash used in investing activities	(0.1)	—
Net cash provided by financing activities	5.6	30.3
Net change in cash and cash equivalents	(1.2)	13.5

1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$20.7	$13.1	$35.4	$23.8
Cost of revenues	10.4	7.9	18.7	14.4
Gross profit	10.3	5.2	16.8	9.4
Operating expenses:
General and administrative	6.3	6.1	12.3	15.0
Sales and marketing	3.9	3.1	7.7	6.4
Research and development	2.4	2.7	4.7	5.6
Total operating expenses	12.5	11.9	24.8	27.1
Operating loss	(2.2)	(6.7)	(8.0)	(17.7)
Other income (expense):
Interest expense, net	—	(0.1)	(0.1)	(2.9)
Common stock warrant liability adjustment	1.0	(1.6)	10.2	0.3
Other income (expense), net	0.1	(0.1)	0.1	(0.1)
Total other income (expense), net	1.1	(1.7)	10.1	(2.7)
Income (loss) before income tax provision	(1.1)	(8.5)	2.1	(20.3)
Income tax provision	—	—	—	—
Net income (loss) and comprehensive loss	(1.1)	(8.5)	2.1	(20.3)
Accretion on convertible preferred stock	(1.5)	(1.3)	(2.9)	(2.0)
Net income (loss) attributable to common stockholders	(2.7)	(9.8)	(0.7)	(22.3)
Net loss per share attributable to common stockholders, basic and diluted	$(0.30)	$(1.19)	$(0.08)	$(2.73)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	8,867,399	8,213,247	8,803,729	8,162,102

1 Amounts may not sum due to rounding

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023
Net income (loss)	$(1.1)	$(8.5)	$2.1	$(20.3)
Income tax provision	—	—	—	—
Interest expense, net	—	0.1	0.1	2.9
Depreciation and amortization	0.1	0.2	0.2	0.5
EBITDA	$(1.0)	$(8.2)	$2.5	$(16.9)
Common stock warrant liability adjustment	(1.0)	1.6	(10.2)	(0.3)
Stock-based compensation	2.1	2.6	4.3	5.4
Transaction costs	0.1	(0.4)	0.4	1.7
Adjusted EBITDA	$0.1	$(4.3)	$(3.0)	$(10.1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$(1.1)	$(8.5)	$2.1	$(20.3)
Non-GAAP adjustments:
Common stock warrant liability adjustment	(1.0)	1.6	(10.2)	(0.3)
Stock-based compensation	2.1	2.6	4.3	5.4
Transaction costs	0.1	(0.4)	0.4	1.7
Adjusted net income (loss)	$—	$(4.6)	$(3.4)	$(13.5)
Adjusted net income (loss) per share attributable to common stockholders	$—	$(0.56)	$(0.38)	$(1.65)
Weighted average number of shares outstanding	8,867,399	8,213,247	8,803,729	8,162,102

1 Amounts may not sum due to rounding

Investor Contacts:
Mike Cavanaugh
ICR Westwicke
Phone: +1.617.877.9641
mike.cavanaugh@westwicke.com
Media Contacts:

pr@owletcare.com
Source: Owlet, Inc.